Exhibit 10.35

Independent DIRECTOR AGREEMENT

THIS DIRECTOR AGREEMENT (the “Agreement”) is made as of March 14, 2024, by and among KLDiscovery Inc., a Delaware corporation (the “Company”), and Neal P. Goldman (“Director”).

BACKGROUND

WHEREAS, Director has no prior or current affiliation, material business, or relationship, direct or indirect, with the Company or its affiliates, its debt holders or its equity holders and, therefore, is capable of being an independent and disinterested director of the Company.

WHEREAS, the Company desires and has requested that Director serve as an independent and disinterested director of the Company.

WHEREAS, the Company and Director are entering into this Agreement to induce Director to serve in the capacity set forth above and to set forth certain understandings between the parties.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Company and Director hereby agree as follows:

1. DUTIES. Director agrees to (i) serve as an independent and disinterested director of the Company and to be available to perform the duties consistent with such position pursuant to the entity’s organizational documents (all as amended from time to time, the “Organizational Documents”) and the laws of the state of Delaware; and (ii) serve as a member of a special committee of the Board of Directors when and if established by the Board of Directors and for which Director is qualified to serve. Director agrees to devote as much time as is reasonably necessary to perform completely the duties as an independent and disinterested director of the Company. By execution of this Agreement, Director accepts her appointment or election as an independent and disinterested director of the Company and agrees to serve in such capacity until her successor is duly elected and qualified or until the expiration or termination of this Agreement or Director’s earlier death, incapacitation, resignation or removal. The parties hereto acknowledge and agree that Director is being engaged to serve as an independent and disinterested director of the Company only and is not being engaged to serve, and shall not serve, the Company in any other capacity.

2. TERM. The Board of Directors is classified and Director will be a member of Class A, whose terms expire at the Company’s annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”). Director may resign at any time, with or without cause, and may be removed in accordance with and to the extent permitted by the Organizational Documents, in which event this Agreement shall terminate as of the date of such resignation or removal, except as specifically provided herein.

Exhibit 10.35

3. COMPENSATION. For all services to be rendered by Director hereunder, and so long as Director continues to serve as a director of the Company, the Company agrees to pay, or to cause one or more of its subsidiaries to pay, Director a monthly fee of $40,000 for each month, without pro ration (except in the month of appointment where such fee shall be pro-rated), payable within 7 (seven) days of execution of this Agreement and in advance each month before the first day of each month thereafter; provided that such fee shall be due and payable for a minimum of six months, without regard to Paragraph 2 above and the Director’s term of office.

4. EXPENSES. In addition to the compensation provided in Section 3 hereof, the Company will reimburse or will cause one or more of its subsidiaries to reimburse Director for reasonable and documented out-of-pocket expenses incurred in good faith in the performance of Director’s duties for the Company. Such payments shall be made by the Company or one or more of its subsidiaries upon submission by Director of a statement itemizing the expenses incurred and if requested, provision of invoices or documented charges.

5. CONFIDENTIALITY. The Company and Director each acknowledge that in order for Director to perform her duties as an independent and disinterested director of the Company, Director shall necessarily have access to certain confidential information concerning the Company and its affiliates, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company or its affiliates (whether or not marked as confidential or proprietary, “Confidential Information”). The term “Confidential Information” does not include any information which (a) at the time of disclosure or thereafter is generally available to or known by the public (other than as a result of its disclosure by Director in breach of this Agreement), (b) was available to Director on a non-confidential basis prior to disclosure by the Company or its agents, (c) becomes available to Director on a non-confidential basis from a third party, or (d) at the time of disclosure is independently developed by Director without violating her obligations hereunder. Director covenants that she shall not, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information, except as and to the extent required by law or pursuant to a subpoena or order issued by a court, governmental body, agency or official. Director shall provide notice to the Company as promptly as is reasonably practicable prior to any disclosure under (i) or (ii) above and shall cooperate with the Company to limit disclosure of Confidential Information to the extent reasonably practicable. Director shall only disclose Confidential Information under (i) and (ii) above as she reasonably determines, after consultation with the Company (to the extent permitted by law), she is legally required to disclose in connection with any applicable law or request. This Section 5 shall continue in effect after Director has ceased acting as an independent and disinterested director of the Company.

6. INDEMNIFICATION. The Director shall be entitled to indemnification and advancement of expenses pursuant to the applicable governing documents of the Company in such capacity as is available to all directors of the Company. The Company or one of its affiliates shall maintain directors and officers insurance coverage (which, in the case of an affiliate, shall include coverage of directors of the Company) and shall cover the Director thereunder during the term of this Agreement and specifically includes any period thereafter in which she may be subject to liability as a result of her service with the Companies. The terms of such insurance coverage shall

Exhibit 10.35

be no less than existing at the date of this Agreement, including but not limited to a minimum aggregate sum of $45m (forty five million dollars) of coverage.

7. INFORMATION. The Company shall provide Director with financial, operational and legal information, as reasonably requested, and shall make its management, advisors and counsel available to discuss the business and operations of the Company upon Director’s reasonable request. To the best of the Company’s knowledge, the information with respect to the Company will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company shall advise the Director of any material event or change in the business, affairs, condition (financial or otherwise) or prospects of the Company that occurs during the term of this agreement.

8. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

9. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the state of Delaware without reference to its conflicts of laws principles.

10. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall not be transferable except by operation of law without Director’s consent, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The Company shall not effect any proposed sale, exchange, dividend or other distribution or liquidation of all or substantially all of its assets or any significant recapitalization or reclassification of its outstanding securities that does not explicitly or by operation of law provide for the assumption of the obligations of the Company set forth herein without Director’s consent. The duties and obligations of Director under this Agreement are personal and therefore Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

11. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), heirs and personal legal representatives.

12. DISCLOSURE. Director may, at her option and expense and after public announcement of any transaction or following the end of the term of this agreement, publicize her role for the Company (which may include the reproduction of the logo of the Company and a hyperlink to the website of the Company) in her marketing materials or other advertising materials as she may choose, stating that she has acted as a Director to the Company.

13. SEVERABILITY; HEADINGS. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid as applied to any fact or circumstance, it shall be modified by the minimum amount necessary to render it valid, and any such invalidity shall not affect any other provision, or the same provision as applied to any other fact or circumstance. The headings used in this Agreement are for convenience only and shall not be construed to limit or define the scope of any Section or provision.

Exhibit 10.35

14. COUNTERPARTS; AMENDMENT. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement. No amendment to this Agreement shall be effective unless in writing signed by each of the parties hereto.

The parties hereto have caused this Agreement to be effective as of March 14, 2024.

KLDISCOVERY INC.

By:_________________________

Name:

Title:

NEAL P. GOLDMAN

_____________________________